UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2025
Date of Report (Date of earliest event reported)

ON Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5701 N. Pima Road Scottsdale, Arizona	85250
(Address of principal executive offices)	(Zip Code)

(602) 244-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 4, 2025, Alan Campbell, who currently serves as chair of the board of directors (the “Board”) of ON Semiconductor Corporation (the “Company”), gave notice of his intent to retire from the Board and its committees effective at the end of his current term, which expires immediately prior to the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The 2026 Annual Meeting is currently scheduled for May 14, 2026. Mr. Campbell, who informed the Company that his decision to retire was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, will continue to serve as chair of the Board until his retirement. To ensure continuity of Board leadership through and after the 2026 Annual Meeting, the Board has appointed Thomas L. Deitrich to succeed Mr. Campbell as chair of the Board, assuming Mr. Deitrich’s renomination and reelection. The Company and the Board thank Mr. Campbell for his many years of service and board leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: November 5, 2025	By:	/s/ Paul Dutton
Paul Dutton
Senior Vice President, Chief Legal Officer and Secretary